UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018

KBL Merger Corp. IV

(Exact name of registrant as specified in its charter)

Delaware	001-38105	81-3832378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

527 Stanton Christiana Rd.

Newark, DE 19713

(Address of principal executive offices, including zip code)

(302) 502-2727

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

KBL Merger Corp. IV, a blank check company led by Marlene Krauss, M.D. (the “Company”), has entered into several non-binding letters of intent with various entities for an initial business combination (“Business Combination”). As a result, the Company now has until March 7, 2019 to consummate a Business Combination. If the Company is unable to complete a Business Combination by such date (or such later date as may be approved by the Company’s stockholders at a meeting called for such purpose at which stockholders will be given the opportunity to have their public shares redeemed for a pro rata portion of the funds in the Company’s trust account), the Company will then liquidate.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBL MERGER CORP. IV

By:	/s/ Marlene Krauss, M.D.
Marlene Krauss, M.D. Chief Executive Officer

Date: November 16, 2018

2